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                                                                      EXHIBIT 16
August 23, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by Commodore Applied Technologies, Inc. (copy attached), which will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K to be filed on or about August 23, 1999. We agree with the statements concerning our Firm in such Form 8-K, except we have no basis for commenting on the statement made in Item 4 (a)(1)(ii)

Very truly yours,

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania